Exhibit 3.31

File # 200702510238
[Seal]	State of California
	Secretary of State	ENDORSED • FILED
In the office of Secretary of State
of the State of California
LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION - CONVERSION		JAN 25 2007

This Space For Filing Use Only
IMPORTANT — Read all instructions before completing this form.

CONVERTED ENTITY INFORMATION

1.              NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” “Ltd. Liability Company,” “Ltd. Liability Co.,” or the abbreviation “LLC” or “L.L.C.”)

The Canter Group of Companies, LLC

2.              THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.              THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

☐ ONE MANAGER	☒ MORE THAN ONE MANAGER	☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE	CITY AND STATE	ZIP CODE
1001 Fleet Street	Baltimore, MD	21202

5.              NAME OF AGENT FOR SERVICE OF PROCESS (if the agent is an individual, the agent must reside in California and both Items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporation Code Section 1505 and item 5 must be completed (leave item 6 blank).)

Capitol Corporate Services, Inc.

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE ZIP CODE
CA

CONVERTING ENTITY INFORMATION

7.              NAME OF CONVERTING ENTITY

The Canter Group of Companies

8. FORM OF ENTITY	9. JURISDICTION	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY
Corporation	CA	C0851731

11.       THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALLED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

Common Stock: 50,500 shares outstanding	more than 50%
(100% approval)

ADDITIONAL INFORMATION

12.       ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13.       I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAW OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXEUTION IS MY ACT AND DEED.

[Seal]

/s/ Robert W. Zentz	1/25/07	Robert W. Zentz, Vice President
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Deborah L. Zimic	1/25/07	Deborah L. Zimic, Assistant Secretary
SIGNATURE OF AUTHORIZED PERSON	DATE	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON